Exhibit 99.1

EDITORIAL CONTACT:

Michele Drake
+1 408 345 8396
michele_drake@agilent.com

INVESTOR CONTACT:

Alicia Rodriguez
+1 408 345 8948
alicia_rodriguez@agilent.com

Agilent Technologies Spins Off Its Electronic Measurement Business, Keysight Technologies

SANTA CLARA, Calif., Nov. 3, 2014 - Agilent Technologies Inc. (NYSE: A) today announced it has completed the spinoff of its electronic measurement business, Keysight Technologies. Keysight will begin trading on the New York Stock Exchange today under the symbol KEYS.

The separation was implemented through a spinoff of Keysight’s common stock and is intended to be tax-free for U.S. federal income tax purposes. On Nov. 1, 2014, in a special dividend distribution of all outstanding shares of Keysight’s common stock, Agilent shareholders received one share of Keysight common stock for every two shares of Agilent common stock held as of close of business Oct. 22, 2014.

Agilent announced plans to separate into two independent, publicly traded companies on Sept. 19, 2013. The company said at the time that its businesses had evolved into two distinct investment and business opportunities. Agilent is now a global leader in life sciences, diagnostics and applied chemical markets. Keysight is the market leader in electronic measurement. As previously announced, Ron Nersesian is president and CEO of Keysight.

“The completion of this separation and the creation of Keysight Technologies will provide excellent shareholder value by sharpening the focus of each company and allowing Agilent and Keysight to pursue their individual growth strategies,” said Agilent CEO Bill Sullivan. “We wish our colleagues at Keysight continued success as leaders in electronic measurement.”

“Agilent is also relaunching itself with a strengthened focus on life sciences, diagnostics and applied markets,” said Agilent President and Chief Operating Officer Mike

McMullen. “We are excited about the promise of the ‘new Agilent.’ We are in the right markets, and our technologies, products, software, services, consumables and, most of all, talented teams empower our laboratory customers in improving the human condition and the quality of life.”

McMullen will assume the role of Agilent CEO in March 2015 when Sullivan, who has announced he will retire at the end of FY15, becomes an advisor to the company.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A), a global leader in life sciences, diagnostics and applied chemical markets, is the premier laboratory partner for a better world. Agilent works with customers in more than 100 countries, providing instruments, software, services and consumables for the entire laboratory workflow. Agilent generated revenues of $3.9 billion in fiscal 2013. The company employs about 11,000 people worldwide. Information about Agilent is available at www.agilent.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding the separation of Agilent’s electronic measurement business; future revenues, earnings and profitability; the future demand for the company’s products and services; and customer expectations. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing, and the risk that we are not able to realize the savings expected from integration and restructuring activities.

In addition, other risks that Agilent faces include those detailed in Agilent’s filings with the Securities and Exchange Commission, including our latest Form 10-K and Form 10-Q. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

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